Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated June 14, 2007 with respect to Dreyfus Premier State Municipal Bond Fund-Pennsylvania Series and January 4, 2007 with respect to Dreyfus Pennsylvania Intermediate Municipal Bond Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier State Municipal Bond Fund-Pennsylvania Series.

ERNST & YOUNG LLP

New York, New York
August 23, 2007